Exhibit 5.1

From :		Leonard Ching	DID :	+65 6890 7730
leonard.ching@allenandgledhill.com			Fax :	+65 6302 3111

Our reference	:	LCTP/1022005410	9 September 2022
Your reference	:

Genius Group Limited 8 Amoy Street #01-01 Singapore 049950 Board of Directors of Genius Group Limited

Dear Sirs

GENIUS GROUP LIMITED (THE “COMPANY”) – RESALE REGISTRATION STATEMENT ON FORM F-1 OF THE COMPANY

1.

We have acted as Singapore legal counsel to the Company in connection with the Offering (as defined below) and we refer to the Resale Registration Statement on Form F-1 (Registration Statement No. 377-06337) (the “Resale Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 11,572,296 ordinary shares in the capital of the Company (the “Conversion Shares”), which are issuable and deliverable to the Buyer (as defined below) upon the full conversion of US$18,130,000 in face amount of convertible notes (the “Convertible Notes”) purchased by the Buyer  pursuant to the Securities Purchase Agreement (as defined below) (the “Offering”). We have taken instructions solely from the Company. This opinion is being rendered solely to the Company in connection with the filing of the Resale Registration Statement.

2.	For the purpose of rendering this opinion, we have examined:
(a)

the Securities Purchase Agreement dated 24 August 2022, entered into between (i) the Company, and (ii) Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (the “Buyer”) (the “Securities Purchase Agreement”) filed as Exhibit 10.21 to the Resale Registration Statement;

(b)	a copy of the Resale Registration Statement on Form F-1;
(c)	a copy of the Constitution of the Company;
(d)

a copy of the Certificate Confirming Incorporation of Company dated 2 July 2020 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) confirming that the Company is a public company limited by shares;

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax: +65 6327 3800

allenandgledhill.com

Allen & Gledhill LLP (UEN/Registration No. T07LL0925F) is registered in Singapore under the Limited Liability Partnerships Act 2005 with limited liability. A list of the Partners and their professional qualifications may be inspected at the address specified above.

(e)	copies of the resolutions in writing of the board of directors of the Company dated 19 August 2022 (the “Board Resolutions”);
(f)

a copy of the Notice of Annual General Meeting dated 19 August 2022 (the “Notice of AGM”) containing the Shareholders’ Resolutions to approve, among other things, issuances of shares and instruments (the “Shareholders’ Resolutions”, and together with the Board Resolutions, the “Resolutions”);

(g)	an email from the Company dated 9 September 2022 confirming that all of the Shareholders’ Resolutions in the Notice of AGM have been duly passed; and
(h)	such other documents as we have considered necessary or desirable in order that we may render this opinion.
3.	Save as expressly provided in paragraph 5 of this legal opinion, we express no opinion whatsoever with respect to any agreement or document described in paragraph 2 of this legal opinion.
4.	We have assumed:
(a)	the correctness of all facts stated in all documents submitted to us;
(b)	the genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;
(c)	that copies of each of the Resolutions submitted to us for examination are true, complete and up-to-date copies and have not been modified, supplemented or superseded;
(d)

that the Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Resolutions;

(e)

that the appointment of each of the corporate representatives in relation to the Shareholders’ approval for the allotment and issuance of the Conversion Shares by the board of directors of the Company had been validly authorised;

(f)	that the Company was converted into a public company on 31 July 2019 in accordance and in compliance with Section 31(2) of the Companies Act 1967 of Singapore;

(g)

that, save in respect of certain information relating to the number of existing issued shares of the Company which the Company has on 9 September 2022 informed us is being updated by way of additional filings with ACRA, (i) the information disclosed by the electronic searches made on 9 September 2022 (the “ACRA Searches”) of the electronic records of the ACRA against the Company is true and complete, (ii) such information has not since then been materially altered, and (iii) the ACRA Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the ACRA Searches;

(h)	that where a document has been submitted to us in draft form, it will be executed in the form of that draft; and
(i)

the board of directors of the Company or, as the case may be, such person(s) as authorised by the board of directors of the Company shall, before the allotment, issuance and delivery of the Conversion Shares to the Buyer in accordance with the provisions of the Securities Purchase Agreement, resolve to approve the allotment, issuance and delivery of such number of Conversion Shares to the Buyer in accordance with the provisions of the Securities Purchase Agreement.

5.

Based upon and subject to the foregoing, and subject to any matters or documents not disclosed to us, we are of the opinion that the Conversion Shares to be issued by the Company upon conversion of the Convertible Notes will be duly authorised by the Company for allotment, issuance and delivery thereof by the Company to the Buyer and, when allotted, issued and delivered by the Company to the Buyer in accordance with the provisions of the Securities Purchase Agreement, the Conversion Shares will be validly issued, fully paid and non-assessable.

6.

For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Conversion Shares offered means under Singapore law that holders of such shares, having fully paid up all amounts due on such shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares.

7.

This opinion relates only to the laws of general application of the Republic of Singapore as published at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the Resale Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than the Republic of Singapore.

8.

We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Singapore law in the Republic of Singapore, having our role in connection with the Offering, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

9.

Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering or otherwise including, but without limitation, any other document signed in connection with the Offering. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Resale Registration Statement, and further consent to all references to us, if any, in the Resale Registration Statement, and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Resale Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

10.

This opinion is given on the basis of the laws of the Republic of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion.

Yours faithfully

/s/ Allen & Gledhill LLP

Allen & Gledhill LLP